Exhibit 99.1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of RingCentral, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
DATED: February 14, 2023

/s/ Vladimir Shmunis
Vladimir Shmunis

/s/ Sandra Shmunis
Sandra Shmunis

ELCA, LLC

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

ELCA FUND I, L.P.

By:	ELCA, LLC, its General Partner

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

ELCA FUND II, L.P.

By:	ELCA, LLC, its General Partner

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

ELCA FUND III, L.P.

By:	ELCA, LLC, its General Partner

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Member

Vladimir G. Shmunis & Sandra Shmunis TR UA June 9, 1998 Shmunis Revocable Trust

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Trustee

Vladimir Shmunis TR UA March 11, 2022 Vladimir Shmunis 2022 Grantor Retained Annuity Trust

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Trustee

Sandra Shmunis TR UA March 11, 2022 Sandra Shmunis 2022 Grantor Retained Annuity Trust

By:	/s/ Sandra Shmunis
Name:	Sandra Shmunis
Title:	Trustee

So Inclined Philanthropic Foundation

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Trustee

The Shmunis Family Generations Trust Under Agreement dated December 29, 2020

By: The Goldman Sachs Trust Company of Delaware, as Administrative Trustee

By:	/s/ Kari Springer
Name:	Kari Springer
Title:	Vice President